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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                          Date of Report:  May 2, 1996




                         FOUNDATION HEALTH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        DELAWARE                   1-10540               68-0014772
     ----------------            ------------          --------------
     (State or other             (Commission           (IRS Employer
     jurisdiction of             File Number)          Identification
     corporation)                                      No.)




       3400 DATA DRIVE, RANCHO CORDOVA, CA                 95670
     ---------------------------------------             ----------
     (Address of principal executive office)             (Zip Code)




               Registrant's telephone number, including area code:
                                 (916) 631-5000

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Item 5.  Other Events.


     On March 6, 1996, Foundation Health Corporation (the "Company") completed the acquisition of Managed Health Network, Inc.

     The unaudited combined total revenues of the Company (including the acquisition described above) for the period of March 7, 1996 through April 6, 1996 was approximately $292.69 million and the unaudited total net income was approximately $16.16 million. These one month results are not necessarily indicative of results that may occur in the future.

     This Form 8-K is being filed pursuant to agreements entered into between the Company and certain affiliates of the acquired company to comply with pooling-of-interest accounting requirements.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  May 2, 1996.


                              FOUNDATION HEALTH CORPORATION



                              By   /s/ JEFFREY L. ELDER
                                 ----------------------------
                                        Jeffrey L. Elder
                                   Senior Vice President and
                                    Chief Financial Officer



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